UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2013

IPC THE HOSPITALIST COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33930	No. 95-4562058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4605 Lankershim Boulevard, Suite 617

North Hollywood, California

(Address of principal executive offices including Zip Code)

(888) 447-2362

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2013, IPC the Hospitalist Company, Inc. (the “Company”) announced a promotion and change of title for Kerry E. Weiner, M.D. from Chief Clinical Officer to Chief Medical Officer, effective as of February 27, 2013. Dr. Weiner’s compensation and the terms of his employment remain unchanged with the exception of the change in title and related responsibilities.

Prior to Dr. Weiner’s appointment as Chief Medical Officer, Adam D. Singer, M.D., the Company’s Chief Executive Officer, had served in such role since 2006. Dr. Singer will continue to serve as the Company’s Chief Executive Officer. There were no changes made to Dr. Singer’s compensation as a result of this change.

The Company’s press release announcing these management changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

In accordance with the Company’s Corporate Governance Guidelines, on February 27, 2013, the independent members of the Company’s Board of Directors designated director Thomas P. Cooper, M.D. as the Company’s Lead Director.

9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated March 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC THE HOSPITALIST COMPANY, INC.

Date: March 6, 2013	By:	/s/ Adam D. Singer, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 6, 2013.